Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-4 Registration Nos. 333-210015, 333-208064, 333-194821, Form S-3 Registration Statement No. 333-185058, Form S-8 Registration Statements Nos. 333-209858, 333-200731, 333-197268, 333-190790, 333-167861, 333-158982, 333-153339, 333-150190, 333-136970, 333-136969, 333-136968, and 333-136967, and Form S-3D Registration Statement No. 333-136050 of our reports dated March 1, 2017, with respect to the consolidated balance sheets of Yadkin Financial Corporation as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2016 and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in Yadkin Financial Corporation’s 2016 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina
March 1, 2017